UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8‑K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: April 25, 2019

(Date of earliest event reported)

BIOPHARMX CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001‑37411	59‑3843182
(Commission File Number)	(IRS Employer Identification No.)

115 Nicholson Drive San Jose, California	95134
(Address of Principal Executive Offices)	(Zip Code)

(650)  889-5020

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a‑12 under the Exchange Act (17 CFR 240.14a‑12)
☐	Pre‑commencement communications pursuant to Rule 14d‑2(b) under the Exchange Act (17 CFR 240.14d‑2(b))
☐	Pre‑commencement communications pursuant to Rule 13e‑4(c) under the Exchange Act (17 CFR 240.13e‑4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change In Fiscal Year

On April 25, 2019, BioPharmX Corporation (the “Company”) filed a Certificate of Amendment to its Certificate of Incorporation to effect a reverse stock split (the “Reverse Stock Split”) of the Company’s common stock at a ratio of 1-for-25, effective at 4:01 p.m. Eastern Time on April 25, 2019 (the “Effective Time”).  The Reverse Stock Split was previously approved by the Company’s stockholders on August 14, 2018, and the common stock will begin trading on a split-adjusted basis on the NYSE American on April 26, 2019, under the existing trading symbol “BPMX”. The new CUSIP number for the Company’s common stock following the reverse stock split is 09072X 309.

As a result of the Reverse Stock Split, every 25 pre-split shares of common stock outstanding will automatically combine into one new share of common stock, and the number of outstanding common shares will be reduced from approximately 262.0 million shares to approximately 10.5 million shares. The Reverse Stock Split will not affect any stockholder’s ownership percentage of the Company’s common stock, alter the par value of the Company’s common stock, or modify any voting rights or other terms of the common stock.

In addition, on April 25, 2019, the Board of Directors (the “Board”) of the Company amended and restated the Company’s bylaws (the “Bylaws”) to establish advance notice requirements for stockholder nominations for election to the Board and for other proposals to be brought by stockholders before meetings of the Company’s stockholders. With respect to the 2019 annual meeting of stockholders, which the Company intends to hold on July 10, 2019, stockholder nominations and other proposals must be received no later than the close of business on May 6, 2019 to be timely.

The foregoing summary of the Reverse Stock Split is qualified in its entirety by reference to the Certificate of Amendment, which is attached to this Current Report on Form 8-K as Exhibit 3.1 and is incorporated herein by reference. The foregoing summary of the amendments to the Bylaws does not purport to be complete and is qualified in its entirety by reference to the full text of the amended and restated Bylaws, a copy of which is filed as Exhibit 3.2 with this Current Report on Form 8-K and is incorporated herein by reference.

On April 26, 2019, the Company issued a press release announcing the foregoing. A copy of the press release is filed as Exhibit 99.1 to this report.

Item 9.01 Financial Statements and Exhibits

(d)

Exhibit No.	Description

3.1	Certificate of Amendment to the Certificate of Incorporation of BioPharmX Corporation
3.2	Amended and Restated Bylaws of BioPharmX Corporation
99.1	Press release issued by BioPharmX Corporation, dated April 26, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOPHARMX CORPORATION

Date: April 26, 2019	By:	/s/ David S. Tierney
		Name:	David S. Tierney
		Title:	Chief Executive Officer